UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Steadfast Apartment REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	47-4871012 (I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address and Zip Code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-207952

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of Steadfast Apartment REIT III, Inc. (the “Company”) registered hereby is incorporated herein by reference to the sections entitled “Suitability Standards” and “Description of Capital Stock” in Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 13, 2017 (File No. 333-207952), including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

3.1
Second Articles of Amendment and Restatement of Steadfast Apartment REIT III, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed May 17, 2016 (File No. 333-207952))

3.2	Bylaws of Steadfast Apartment REIT III, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-11, filed November 12, 2015 (File No. 333-207952))

4.1	Form of Subscription Agreement (incorporated by reference to Appendix B to the Company’s Post-Effective Amendment No. 6 to Form S-11, filed April 13, 2017 (File No. 333-207952))

4.2	Form of Distribution Reinvestment Plan (incorporated by reference to Appendix C to the Company’s Post-Effective Amendment No. 6 to Form S-11, filed April 13, 2017 (File No. 333-207952))

4.3	Form of Redemption Request (incorporated by reference to Appendix D to the Company’s Post-Effective Amendment No. 6 to Form S-11, filed April 13, 2017 (File No. 333-207952))

4.4	Form of Application for Transfer (incorporated by reference to Appendix E to the Company’s Post-Effective Amendment No. 6 to Form S-11, filed April 13, 2017 (File No. 333-207952))

10.1
Amended and Restated Agreement of Limited Partnership of Steadfast Apartment REIT III Operating Partnership, L.P., dated July 25, 2016 by and between Steadfast Apartment REIT III, Inc. and Steadfast Apartment Advisor III, LLC (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, filed July 27, 2016 (File No. 333-207952))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	April 21, 2017	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer